HALOZYME THERAPEUTICS, INC.

Director Stock Option AGREEMENT
UNDER THE
HALOZYME THERAPEUTICS, INC.
2021 STOCK PLAN
1.    Terminology. Unless otherwise provided in this Award Agreement, capitalized terms used herein are defined in the Glossary at the end of this Award Agreement, the Notice, or the Plan.
2.    Exercise of the Option.
2.1    Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable only to the extent that it has vested and prior to the termination of the Option (as provided in Section 4) in an amount not to exceed the number of vested shares then subject to the Option less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercised for more shares than the Number of Option Shares, as adjusted pursuant to Section 6.
2.2    Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by you in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that you are not authorized or are unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by you and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state your election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to your investment intent with respect to such shares as may be required pursuant to the provisions of this Award Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 4 and must be accompanied by full payment of the aggregate Exercise Price (the “aggregate Exercise Price” is the Exercise Price per Share multiplied by the number of shares of Stock being purchased). The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.
2.3    Payment of Exercise Price.
(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash or by check or cash equivalent, (ii) if permitted by the Company, by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by you having a Fair Market Value not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 2.2(b), (iv) by any other means authorized by the Company in its discretion, or (v) by any combination of the foregoing.
(b)    Limitations on Forms of Consideration.
(i)    Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by you for such minimum period, if any, required by the Company (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(ii)    Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any such program or procedure, including with respect to you notwithstanding that such program or procedures may be available to others.
2.4    Tax Status and Tax Withholding.
(a)    Tax Status of the Option. The Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.
(b)    Tax Withholding in General. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by you.
(c)    Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to you upon the exercise of the Option, or to accept from you the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations (if any) of the Participating Company Group.
2.5    Beneficial Ownership of Shares; Certificate Registration. You hereby authorizes the Company, in its sole discretion, to deposit for your benefit with any broker with which you have an account relationship of which the Company has notice any or all shares acquired by you pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in your name, or, if applicable, in the names of your heirs.
2.6    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.
3.    Nontransferability of the Option. During your lifetime, the Option shall be exercisable only by you or your guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by your creditors or your beneficiary, except transfer by will or by the laws of descent and distribution. Following your death, the Option, to the extent provided in Section 5, may be exercised by your legal representative or by any person empowered to do so under your will or under the then applicable laws of descent and distribution.
4.    Termination of the Option. The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of your Service as described in Section 5, or (c) a Change in Control to the extent provided in Section 6.
5.    Effect of Termination of Service.
5.1    Option Exercisability.
(a)    Unvested Portion of the Option. The Option shall terminate immediately upon the termination of your Service to the extent that it is then unvested.
(b)    Vested Portion of the Option. The Option, to the extent vested and unexercised on the date on which your Service terminated, may be exercised by you (or, in the event of your Disability, by your guardian or legal representative, or, in the event of your death, by your legal representative or any other person who acquired the right to exercise the Option by reason of your death, as the case may be) at any time prior to the expiration of three (3) years after the date on which your Service terminated, but in any event no later than the Option Expiration Date and subject to earlier termination in accordance with Section 6. If any portion of the Option remains outstanding and unexercised at the end of such three (3) year period of time, it shall terminate as of the end of such period of time.
5.2    Extension if Exercise Prevented by Law. Notwithstanding Section 5.1(b), if the exercise of the Option within the applicable time period set forth in Section 5.1(b) is prevented by the provisions of Section 10, the Option shall remain exercisable until three (3) months after the date you are notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date and subject to earlier termination in accordance with Section 6.
6.    Adjustments for Corporate Transactions and Other Events.
6.1    Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number, Exercise Price per Share and kind of shares subject to the Option, in order to prevent dilution or enlargement of your rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the Option to provide that such Option is exercisable for New Shares, subject to Section 6 hereof in connection with a Change in Control. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the Option shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Exercise Price per Share be decreased to an amount less than the par value, if any, of the Stock subject to the Option. The Committee in its sole discretion, may also make such adjustments in the terms of the Option to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
6.2    Treatment on a Change in Control. Notwithstanding anything herein to the contrary, in connection with a Change in Control, the Board shall determine in its sole discretion, and shall, to the extent applicable, ensure that the definitive documentation setting forth the terms of the Change in Control provides, that either: (a) the Company shall continue to maintain in effect, or the Company’s successor shall assume, the Plan, this Award Agreement and the Option outstanding hereunder (together with all other outstanding equity incentive plans, award agreements and awards of the Company), and such Option shall continue to remain outstanding, with the number and kind of Shares or other equity subject to the Option adjusted to reflect the Change in Control in accordance with the terms of the Plan, and otherwise in accordance with and subject to the terms and conditions of the Option (including, without limitation, with respect to vesting, exercise, forfeiture, repurchase and restrictive covenants) as in effect immediately prior to the Change in Control; or (b) the Option shall be cancelled immediately prior to and contingent upon the consummation of such Change in Control in exchange for a cash payment to you in respect thereof in an amount calculated based on the value of the shares of Stock subject to the Option at the time of such Change in Control as determined by the Board in its sole discretion, in all cases, assuming the Option was fully vested and exercisable and/or not subject to forfeiture, as applicable. For avoidance of doubt: In respect of any share of Stock subject to the Option, you shall be eligible to receive an amount in cash equal to the excess, if any, of (i) the value of the per-share consideration received by sellers of the Stock generally in the Change in Control over (ii) the exercise price applicable to such share. Payments described in this Section 6.2 shall be made on, or as soon as administratively practicable following, the Change in Control.
7.    Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Award Agreement shall alter your employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any nonvested portion of the Option or any other adverse effect on your interests under the Plan.
8.    Rights as a Stockholder. You shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 6.
9.    The Company’s Rights. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
10.    Restriction on Issuance of Shares. The exercisability of the Option and the Company’s obligation to issue shares of Stock upon exercise of the Option shall be subject to and in compliance with all applicable requirements of federal, state, or foreign law with respect to such securities. The Option may not be exercised, and no shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option and the issuance of any shares of Stock, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
11.    Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for you by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Notice or at such other address as such party may designate in writing from time to time to the other party. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Award Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to you electronically. In addition, you may deliver electronically the Notice and Exercise Notice called for by Section 2.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
12.    Entire Agreement. This Award Agreement, together with the relevant Notice and the Plan, contain the entire agreement between the parties with respect to the Option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Award Agreement with respect to the Option granted hereunder shall be void and ineffective for all purposes.
13.    Administration. All questions of interpretation concerning this Award Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has been delegated such authority by the Board with respect to such matter, right, obligation, or election.
14.    Amendment. This Award Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Award Agreement may not be modified in a manner that would have a materially adverse effect on the Option as determined in the discretion of the Committee, except as provided in the Plan or in a written document signed by each of the parties hereto.
15.    409A Savings Clause. This Award Agreement and the Option are intended to comply with, or be exempt from, Section 409A of the Code so as to avoid any tax, penalty or interest thereunder. In administering this Award Agreement, the Company shall interpret this Award Agreement in a manner consistent with such intent.

16.    No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of the Option and shall not be liable to you for any adverse tax consequences to you arising in connection with this award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award and by signing the Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.
17.    Conformity with Plan. This Award Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Award Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Award Agreement or any matters as to which this Award Agreement is silent, the Plan shall govern. A copy of the Plan is available on the Company’s intranet or upon written request to the Committee.
18.    No Funding. This Award Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Stock in the future in accordance with its terms. You have the status of a general unsecured creditor of the Company as a result of receiving the grant of the Option.
19.    Effect on Other Employee Benefit Plans. The value of the Option subject to this Award Agreement (or the shares of Stock that may be issued on exercise of the Option, as the case may be) shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
20.    Governing Law. The validity, construction, and effect of this Award Agreement, and of any determinations or decisions made by the Committee relating to this Award Agreement, and the rights of any and all persons having or claiming to have any interest under this Award Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the district which includes the city or town in which the Company’s principal executive office is located, and you hereby agree and submit to the personal jurisdiction and venue thereof.
21.    Headings. The headings in this Award Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Award Agreement.
22.    Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Award Agreement, all information with respect to the Plan and the Option, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.
23.    No Future Entitlement. By your signing the Notice, you acknowledge and agree that: (i) the grant of a stock option is a one-time benefit which does not create any contractual or other right to receive future grants of stock options, or compensation in lieu of stock options, even if stock options have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants and the terms thereof will be at the sole discretion of the Committee; (iii) the value of the stock options is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of the stock options is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of the Option ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Award Agreement; (vi) the Company does not guarantee any future value of the Option; and (vii) no claim or entitlement to compensation or damages arises if the Option decreases or does not increase in value and you irrevocably release the Company from any such claim that does arise.
24.    Personal Data. For purposes of the implementation, administration and management of the stock options or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the Company (a “Corporate Transaction”), you consent, by execution of the Notice, to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to a potential Corporate Transaction. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the stock options or the effectuation of a Corporate Transaction and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage the stock options or effect a Corporate Transaction. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock option award.
25.    Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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GLOSSARY

(a)    “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Halozyme Therapeutics, Inc. (including but not limited to joint ventures, limited liability companies, and partnerships). For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise.

(b)    “Award Agreement” means this document, as amended from time to time, together with the Plan which is incorporated herein by reference.

(c)    “Fair Market Value” has the meaning set forth in the Plan. The Plan generally defines Fair Market Value to mean the closing price per share of Stock on the relevant date on the principal exchange or market on which the Stock is then listed or admitted to trading or, if no sale is reported for that date, the last preceding business day on which a sale was reported.

(d)    “Grant Date” means the effective date of the grant of the Option awarded to you as set forth in the relevant Notice.

(e)    “Notice” means the statement, letter or other written notification provided to you by the Company setting forth the terms of an Option awarded to you.

(f)    “Plan” means the Halozyme Therapeutics, Inc. 2021 Stock Plan, as amended from time to time.

(g)    “You”, “Your”, “Participant” or “Grantee” means the recipient of the Option as reflected on the applicable Notice. Whenever the word “you”, “your”, “Participant” or “Grantee” is used in any provision of this Award Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Option may be transferred by will or by the laws of descent and distribution, the words “you”, “your”, “Participant” and “Grantee” shall be deemed to include such person.

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